UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report: March 11, 2008
(Date of earliest event reported)
Akorn, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	001-32360 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS 60089
(Address of principal executive offices, zip code)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On March 11, 2008, Akorn, Inc. (“Akorn”) issued a press release announcing certain results of Akorn’s financial review for the quarter and year ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure.
     On March 11, 2008, Arthur S. Przybyl, President and Chief Executive Officer of Akorn, and Jeffrey A. Whitnell, Chief Financial Officer of Akorn, held a conference call with investors. The scripts for this call for Mr. Przybyl and Mr. Whitnell are attached hereto as Exhibits 99.2 and 99.3, respectively.
     The information in each item of this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     We expressly disclaim any obligation to update these exhibits and caution that they are only accurate on the date they were presented. The inclusion of any data or statements in these exhibits does not signify that the information is considered material.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press release dated March 11, 2008.

99.2	Script of Mr. Przybyl for March 11, 2008 conference call.

99.3	Script of Mr. Whitnell for March 11, 2008 conference call.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: March 11, 2008